SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (the "Agreement") dated as of the 12th day of February 2008, by and among Acheron, Inc., a Nevada corporation having its offices at 899 South Artistic Circle, Springville, Utah 84663 (the "Company"), Shing Mei Enterprises Limited, a corporation organized under the laws of Samoa ("Shing Mei"), the shareholders of Shing Mei named on the signature page of this Agreement (collectively, the "Shareholders" and each, individually, a "Shareholder") and the other parties named on the signature page of this Agreement (collectively, the "Bridge Investors").

WITNESSETH:

WHEREAS, the Shareholders are the holders of all of the issued and outstanding capital stock (the "Shing Mei Shares") of Shing Mei;

WHEREAS, the Shareholders are acquiring a controlling interest in the Company;

WHEREAS, the Company is willing to issue shares of its common stock, par value $0.001 per share (the "Common Stock"), to the Shareholders in consideration for all of the issued and outstanding capital stock of Shing Mei.

WHEREAS, in a recent bridge financing by Shing Mei (the "Bridge Financing"), the Bridge Investors were issued secured convertible promissory notes in the principal amount of $2,250,000 payable by Shing Mei (the "Notes") and warrants to purchase 2,250,000 shares of common stock of Shing Mei (the "Bridge Warrants");

WHEREAS, the placement agent for the Bridge Financing (the "Placement Agent") received warrants to purchase up to 450,000 shares of common stock of Shing Mei (the "Placement Agent Warrants," and together with the Bridge Warrants, the "Warrants"); and

WHEREAS, under the terms of the financing documents executed in connection with the Bridge Financing (the "Bridge Financing Documents") upon consummation of the transaction contemplated by this Agreement, the Notes will be automatically converted into shares of Common Stock and the Warrants will be exchanged for warrants to purchase shares of Common Stock

NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

1. Exchange of Shares and Issuance to Bridge Investors.

(a) Issuance of Shares by the Company. On and subject to the conditions set forth in this Agreement, the Company will issue to the Shareholders, in exchange for 4,000,000 Shing Mei Shares, which represents all of the issued and outstanding capital stock of Shing Mei, an aggregate of 16,000,000 shares of Common Stock of which

1,000,000 shares will be deposited into escrow and which will be released to the Shareholders upon meeting certain conditions as set forth in a separate letter agreement between the Company and the Shareholders. The Common Stock will be issued to the Shareholders in the amounts set forth after their respective names in Schedule I to this Agreement.

(b) Transfer of Shing Mei Shares by the Shareholders. On and subject to the conditions set forth in this Agreement, the Shareholders will transfer to the Company all of the Shing Mei Shares in exchange for shares of Common Stock. Each Shareholder holds the number of Shing Mei Shares set forth after his or her name in Schedule I to this Agreement.

(c) Issuance of Shares and Warrants to Bridge Investors and Placement Agent. On and subject to the conditions set forth in this Agreement, the Company will issue to the Bridge Investors,

(i) in exchange for the Notes, an aggregate of 4,567,500 shares of Common Stock as full and final payment and satisfaction of all principal amounts plus accrued and unpaid interest due under the Notes through the date hereof (the "Investor Shares"),

(ii) in exchange for the Bridge Warrants, warrants to purchase an aggregate of 2,250,000 shares of Common Stock on the exact same terms as the terms contained in the Bridge Warrants,

and to the Placement Agent in exchange for the Placement Agent Warrants, warrants to purchase an aggregate of 450,000 shares of Common Stock on the exact same terms as the terms contained in the Placement Agent Warrants (collectively with the warrants to be issued to the Bridge Investors, the "Exchange Warrants").

The Investor Shares and the Exchange Warrants, respectively, will be issued to the Bridge Investors and the Placement Agent in the amounts set forth after their respective names in Schedule II of this Agreement. The shares of common stock to be issued hereunder, the Investor Shares, the Exchange Warrants and the shares issuable upon exercise of the Exchange Warrants are herein collectively referred to as the "Securities."

(d) Registration Rights. The parties understand that the Company is contemplating a Financing (as defined in the Bridge Financing Documents) and under the terms of the Bridge Financing Documents, the Investor Shares and the shares issuable upon exercise of the Exchange Warrants are to be included in a registration statement for the resale of any securities to be issued in the Financing. Accordingly, the Company hereby undertakes to include (i) the Investor Shares, (ii) the shares issuable upon exercise of the Exchange Warrants and (iii) up to 413,178 shares issued previously by the Company to the parties set forth on Schedule III ("Company Shareholders") in such registration statement. If the Financing is not completed for any reason, and the Company at any time shall determine to prepare and file with the Securities and

Exchange Commission a registration statement relating to an offering for its own account or the account of others of any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company's stock option or other employee benefit plans, then the Company shall deliver to the Placement Agent, the Company Shareholders and to each Bridge Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, the Placement Agent, any Company Shareholder or any Bridge Investor shall so request in writing, the Company shall include in such registration statement all or any part of such shares that any such party requests to be registered; provided, however, that the Company shall not be required to register any such shares to the extent that they are eligible for resale without limitation pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. Notwithstanding the foregoing, the Placement Agent may request that the parties granted registration rights pursuant to this Section 1(d) agree to a restriction on the sale of such shareholders' shares for a period not to exceed 90 days after the effective date of such registration statement (the "Lock-Up"). The Company shall not be required to register the shares of any party that fails to execute such Lock-Up.

(e) Closing. The issuance of the Common Stock to the Shareholders, the transfer of the Shing Mei Shares to the Company, the issuance of Investor Shares, the surrender of the Notes, and the issuance of the Exchange Warrants and the transfer of the Warrants will take place at a closing (the "Closing") to be held at the office of Sichenzia Ross Friedman Ference, LLP, 61 Broadway, 32nd Floor, New York, New York 10006 as soon as possible after or contemporaneously with the satisfaction or waiver of all of the conditions to closing set forth in Section 6 of this Agreement (the "Closing Date").

2. Representations and Warranties of the Company. The Company hereby represents, warrants, covenants and agrees as follows:

(a) Organization and Authority.

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign corporation, limited liability company, association, partnership, joint venture or other entity.

(ii) Complete and correct copies of the Company's certificate of incorporation and by-laws are available for review on the EDGAR system maintained by the U.S. Securities and Exchange Commission (the "Commission").

(iii) The Company has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable in accordance

with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor's rights and except that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by the Company for the consummation of the transactions contemplated by this Agreement has been taken.

(iv) The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the Company is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Company or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Company.

(v) The Securities, when issued pursuant to this Agreement (and in the case of the shares to be issued upon exercise of the Exchange Warrants), will be duly and validly authorized and issued, fully paid and non-assessable. The issuance of the Securities to Shareholders and to the Bridge Investors is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an exemption provided by Section 4(2) and Rule 506 promulgated thereunder.

(vi) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, of which 8,560,000 shares are presently outstanding and 5,000,000 shares of preferred stock, none of which have been designated or issued. Except as provided in, contemplated by, or set forth in this Agreement or the Company SEC Documents (as defined below), the Company has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other securities of the Company, preemptive rights, rights of first refusal, registration rights or related commitments of any nature. All issued and outstanding shares were either (i) registered under the Securities Act, or (ii) issued pursuant to valid exemptions from registration thereunder.

(vii) No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b) SEC Documents.

(i) The Company is registered pursuant to Section 12 of the Exchange Act and it is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of the Company's filings made pursuant to the Exchange Act (collectively, the "Company SEC Documents") contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission's EDGAR system.

(ii) The Company SEC Documents include the Company's audited consolidated financial statements for the fiscal years ended December 31, 2007 and 2006 (collectively, the "Financial Statements"), including, in each case, a balance sheet and the related statements of income, stockholders' equity and cash flows for the period then ended, together with the related notes. The Audited Financial Statements have been certified by Pritchett, Siler & Hardy, P.C. ("PSH"). The Financial Statements are in accordance with all books, records and accounts of the Company, are true, correct and complete and have been prepared in accordance with GAAP, consistently applied. PSH is independent as to the Company under the rules of the Commission pursuant to the Securities Act and is registered with the PCAOB. The Financial Statements present fairly the financial position of the Company at the respective balance sheet dates, and fairly present the results of the Company's operations, changes in stockholders' equity and cash flows for the periods covered.

(iii) At the close of business on December 31, 2007, the Company did not have any material liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with GAAP which are not fully reflected, reserved against or disclosed on the December 31, 2007 balance sheet. The Company has not guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any Person, except endorsements made in the ordinary course of business in connection with the deposit of items for collection. The Company does not have any debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due except to the extent set forth or noted in the Financial Statements, and not heretofore paid or discharged.

(c) Absence of Changes. Since December 31, 2007, except as set forth in the Company SEC Documents, to the best of Company's knowledge, there have not been:

(i) any change in the consolidated assets, liabilities, or financial condition of the Company, except changes in the ordinary course of business which do not and will not have a material adverse effect on the Company;

(ii) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets or financial condition of the Company (as conducted and as proposed to be conducted);

(iii) any change or amendment to a material contract, charter document or arrangement not in the ordinary course of business to which the Company is a party other than contracts which are to be terminated at or prior to the Closing;

(iv) any loans made by the Company to any of affiliate of the Company or any of the Company's employees, officers, directors, shareholders or any of its affiliates;

(v) any declaration or payment of any dividend or other distribution or any redemption of any capital stock of the Company;

(vi) any sale, transfer, or lease of any of the Company's assets other than in the ordinary course of business;

(vii) any other event or condition of any character which might have a material adverse effect on the Company;

(viii) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Company except in the ordinary course of business and that is not material to the assets or financial condition of the Company; or

(ix) any agreement or commitment by the Company to do any of the things described in this Section 2(c).

(d) Property. Except as set forth in the Company SEC Documents, the Company does not own any real estate and is not a party to any lease agreement.

(e) Taxes. The Company has filed all federal, state, county and local income, excise, franchise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on the Company, and has paid or made adequate provision in the financial statement included in the Company SEC Documents for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or

pursuant to any assessments received. The Company is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

(f) Contracts and Commitments. Except as contemplated under this Agreement or set forth in the Company SEC Documents, the Company is not a party to any contract or agreement.

(g) No Adverse Change. Since December 31, 2007, there has not been any Material Adverse Change in the financial condition of the Company, although Shareholders recognize that the Company has continued not to generate any revenue and has continued to operate at a loss as a result of ongoing expenses, including expenses relating to this Agreement and the consummation of the transactions contemplated hereby. A Material Adverse Change shall mean a material adverse change in the business, financial condition, operations or prospects of a person.

(h) No Defaults. The Company is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

(i) Litigation. There are no material (i.e., claims which, if adversely determined based on the amounts claimed, would exceed five thousand dollars ($5,000) in the aggregate) claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or, to Company's knowledge, threatened against the Company or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(j) Compliance with Laws. The Company, to its knowledge, is in full compliance with all laws applicable to it (including, without limitation, with respect to zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to the Company's knowledge, environmental, health and safety requirements).

(k) Contracts and Commitments. The Company is not a party to any contract or agreement other than agreements that will be terminated at or prior to the Closing.

(l) Intellectual Property. The Company has no intellectual property rights.

(m) No Broker. Except for Primary Capital LLC, neither the Company nor any of its agents or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold the Shareholders harmless against any loss, damage, liability or expense, including reasonable fees and expenses of counsel, as a result

of any brokerage fees, commissions or finders' fees which are due as a result of the consummation of the transaction contemplated by this Agreement.

(n) Reliance by Shareholders. The representations and warranties set forth in this Section 2 taken together, do not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading, and there is no fact which materially and adversely affects the business, operations or financial condition of the Company. Shareholders may rely on the representations set forth in this Section 2 notwithstanding any investigation it may have made.

3. Representations and Warranties of Shing Mei. Shing Mei hereby represents, warrants, covenants and agrees as follows:

(a) Organization and Authority.

(i) Shing Mei is a corporation duly organized, validly existing and in good standing under the laws of Samoa.

(ii) Shing Mei has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of Shing Mei, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor's rights and except that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by Shing Mei for the consummation of the transactions contemplated by this Agreement has been taken.

(iii) The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which Shing Mei is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Shing Mei or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of Shing Mei.

(iv) The authorized capital of Shing Mei consists of 4,000,000 shares, par value $1.00, all of which have been issued and are outstanding. Except as provided in, contemplated by, or set forth in this Agreement, Shing Mei has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other Shing Mei securities, preemptive rights, rights of first refusal, registration rights or related commitments of any nature.

(v) No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by Shing Mei in connection with the execution and performance by Shing Mei of this Agreement or the execution and performance by Shing Mei of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b) Absence of Changes. Since September 30, 2007, to the best of Shing Mei's knowledge, there have not been:

(i) any change in the consolidated assets, liabilities, or financial condition of Shing Mei, except changes in the ordinary course of business which do not and will not have a material adverse effect on Shing Mei;

(ii) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets or financial condition of Shing Mei (as conducted and as proposed to be conducted);

(iii) any change or amendment to a material contract, charter document or arrangement not in the ordinary course of business to which Shing Mei is a party other than contracts which are to be terminated at or prior to the Closing;

(iv) any loans made by Shing Mei to any of affiliate of Shing Mei or any of Shing Mei's employees, officers, directors, shareholders or any of its affiliates;

(v) any declaration or payment of any dividend or other distribution or any redemption of any capital stock of Shing Mei;

(vi) any sale, transfer, or lease of any of Shing Mei's assets other than in the ordinary course of business;

(vii) any other event or condition of any character which might have a material adverse effect on Shing Mei;

(viii) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Shing Mei except in the ordinary course of business and that is not material to the assets or financial condition of Shing Mei; or

(ix) any agreement or commitment by Shing Mei to do any of the things described in this Section 3(b)).

(c) Taxes. Shing Mei has filed all applicable income, excise, franchise, property and other tax, governmental and/or related returns, forms, or reports, which are due or

required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on Shing Mei, and has paid or made adequate provision in its financial statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Shing Mei is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

(d) No Adverse Change. Since September 30, 2007, except for the restructuring of Shing Mei and its subsidiaries, there has not been any Material Adverse Change in the financial condition of Shing Mei.

(e) No Defaults. Shing Mei is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

(f) Litigation. There are no material (i.e., claims which, if adversely determined based on the amounts claimed, would exceed ten thousand dollars ($10,000)) claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of Shing Mei) pending or, to Shing Mei's knowledge, threatened against Shing Mei or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(g) Compliance with Laws. Shing Mei, to its knowledge, is in full compliance with all laws applicable to it (including, without limitation, with respect to zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to Shing Mei's knowledge, environmental, health and safety requirements).

4. Representations and Warranties of Shareholders. Each Shareholder hereby severally and not jointly warrants, covenants and agrees as follows:

(a) Such Shareholder understands that the offer and sale of the Securities is being made only by means of this Agreement and understands that the Company has not authorized the use of, and the Shareholder confirms that he or she is not relying upon, any other information, written or oral, other than material contained in this Agreement. Such Shareholder is aware that the purchase of the Securities involves a high degree of risk and that such Shareholder may sustain, and has the financial ability to sustain, the loss of his or her entire investment, understands that no assurance can be given that the Company will be profitable in the future, that there is no public market for the Securities, and the Company can give no assurance that there will ever be a public market for the Securities. Furthermore, in subscribing for the Securities, such Shareholder acknowledges it is not relying upon any projections or any statements of any kind relating to future revenue, earnings, operations or cash flow in making an investment in the Securities.

(b) Such Shareholder severally represents to the Company that he or she

(A) is an accredited investor within the meaning of Rule 501 of the Commission under the Securities Act of 1933, as amended (the "Securities Act") and it understands the meaning of the term "accredited investor." The requirements for an accredited investor are as set forth in Exhibit A. Such Shareholder further represents that he or she has such knowledge and experience in financial and business matters as to enable the Shareholder to understand the nature and extent of the risks involved in purchasing the Securities. Such Shareholder is fully aware that such investments can and sometimes do result in the loss of the entire investment. Such Shareholder has engaged his or her own counsel and accountants to the extent that the Shareholder deems it necessary; or

(B) is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person. The Shareholder is not a U.S. person. The Shareholder is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons. The Shareholder acknowledges that the Shareholder has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Shareholder may sell or otherwise dispose of the Securities pursuant to registration of the Securities pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided.

(c) All of the information provided by such Shareholder in his or her Confidential Questionnaire is true and correct in all material respects.

(d) Such Shareholder is acquiring the Shares pursuant to this Agreement for his or her own account, for investment and not with a view to the sale or distribution thereof, for the Shareholder's own account and not on behalf of others; has not granted any other person any interest or participation in or right or option to purchase all or any portion of the Shares; is aware that the Shares are restricted securities within the meaning of Rule 144 of the Commission under the Securities Act, and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration; and understands and agrees that the certificates for the Shares shall bear the Company's standard investment legend. The Shareholder understands the meaning of these restrictions.

(e) The Shareholder will not transfer any Shares except in compliance with all applicable federal and state securities laws and regulations, and, in such connection, the

Company may request an opinion of counsel reasonably acceptable to the Company as to the availability of any exemption.

(f) Except as set forth on Schedule 4(f), such Shareholder represents and warrants that no broker or finder was involved directly or indirectly in connection with his or her purchase of the Shares pursuant to this Agreement. Such Shareholder shall indemnify the Company and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Shareholder's warranty contained in this Paragraph 4(f).

(g) Such Shareholder understands that he or she has no registration rights with respect to the Securities.

(h) Such Shareholder represents and warrants that the address set forth on Schedule I to this Agreement is its true and correct address, and understands that the Company will rely on this representation in making filings under state securities or blue sky laws.

(i) Such Shareholder is the record and beneficial owner of the Shing Mei Shares, free and clear of any and all Liens. Such Shareholder has the power and authority to sell, transfer, assign and deliver the Shing Mei Shares as provided in this Agreement, and such delivery will convey to the Company good and marketable title to such Shing Mei Shares, free and clear of any and all liens

5. Closing Deliveries.

(a) On the Closing Date, the Company shall deliver or cause to be delivered to each Shareholder:

(i) a certificate registered in the name of each Shareholder representing the number of shares of Common Stock set forth on Schedule I;

(ii) a legal opinion of counsel to the Company acceptable to the Shareholders; and

(iii) undated letters of resignation from each of the directors and officers of the Company.

(b) On the Closing Date, each Shareholder shall deliver or cause to be delivered to the Company:

(i) the certificate representing such Shareholder's shares of Shing Mei stock, or if the shares were issued in uncertificated form, a written representation executed by an officer of Shing Mei that such Shareholder was issued the number of shares set forth next to its name on Schedule I.

(c) On the Closing Date, the Company shall cause to be delivered to each Bridge Investor and the Placement Agent:

(i) a certificate registered in the name of each Bridge Investor representing the number of shares of Common Stock set forth on Schedule II; and

(ii) a certificate registered in the name of each Bridge Investor and the Placement Agent, respectively, representing Exchange Warrants to purchase the number of shares of Common Stock set forth on Schedule II;

(iii) a certificate registered in the name of the Placement Agent for 1,383,778 shares of Common Stock.

(d) On the Closing Date, each Bridge Investor shall deliver or cause to be ~~delivered to the Company:~~

(i) (A) the Notes held by each;
(B) the Bridge Warrants held by each; or
(C) the certification in the form of Exhibit B; and

(ii) a certification as to the matters set forth on Exhibit A attached hereto.

(e) On the Closing Date, the Placement Agent shall deliver or cause to be delivered to the Company:

(iii) the Placement Agent Warrants, or such other documentation as is reasonably requested by the Company or its counsel evidencing the termination of the Placement Agent's rights under the Placement Agent Warrants; and

(iv) a certification as to the matters set forth on Exhibit A attached hereto.

6. Conditions to the Obligation of the Shareholders to Close. The obligations of Shareholders under this Agreement are subject to the satisfaction of the following conditions unless waived by Shareholders:

(a) Representations and Warranties. On the Closing Date, the representations and warranties of the Company shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and the Company shall have performed all of their respective obligations required to be performed by them pursuant to this Agreement at or prior to the Closing Date, and Shareholders shall have received a certificate of the Company to such effect and as to any other matters set forth in this Agreement.

(b) No Material Adverse Change. No Material Adverse Change in the business or financial condition of the Company shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this

Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect.

(c) Liabilities. On the Closing Date, the Company's total liabilities shall not exceed $5,000.

(d) Legal Opinion. The Shareholders shall have received a legal opinion from the Company's legal counsel, acceptable to the Shareholders

(e) Resignations. All officers and directors of the Company shall have tendered an undated letter of resignation.

(f) Shares Outstanding. The Company shall have 457,056 shares of Common Stock outstanding without giving effect to the issuances contemplated under this Agreement.

(g) Primary Capital LLC Agreement. The Company shall have assumed the obligations of Shing Mei under that certain agreement dated November 15, 2007 between Shing Mei and Primary Capital LLC regarding financial advisory and investment banking services, including any amendments and modifications thereof (in form and substance reasonably satisfactory to Primary Capital LLC) after that date.

(h) Agreement as to Payment of Liabilities. The Company shall have caused Steven White, sole director and principal officer of the Company, to enter into an agreement with Primary Capital LLC regarding, among other things, the payment of liabilities in form and substance satisfactory to Primary Capital LLC.

7. Conditions to the Obligation of the Company to Close. The obligations of the Company under this Agreement are subject to the satisfaction of the following conditions unless waived by the Company:

(a) Representations and Warranties. On the Closing Date, the representations and warranties of Shing Mei shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and Shing Mei shall have performed all of its obligations required to be performed by it pursuant to this Agreement at or prior to the Closing Date, and the Company shall have received a certificate of Shing Mei to such effect.

(b) No Material Adverse Change. No Material Adverse Change in the business or financial condition of Shing Mei shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect.

8. Indemnification

Steven White, the Company's President sole director and largest shareholder, hereby acknowledges that he will gain significant benefits from the transactions contemplated hereunder. In consideration for the consummation of the transactions contemplated by this Agreement, Steven White hereby agrees to indemnify and hold harmless the Company, the Shareholders, the Bridge Investors and the Placement Agent, from and against any and all liabilities, losses, damages, judgments, costs and charges, including reasonable attorney fees and expenses, as a result of any liabilities of the Company that were incurred by the Company or arose from its actions or omissions prior to the Closing Date. The provisions of this Section 8 shall survive the consummation of the transactions contemplated hereunder, and is intended to benefit the Company , the Shareholders, the Bridge Investors and the Placement Agent and their respective heirs, personal representatives, successors and assigns.

9.. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

(e) The various representations, warranties, and covenants set forth in this Agreement or in any other writing delivered in connection therewith shall survive the issuance of the Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Securities Exchange Agreement the day and year first above written.

ACHERON, INC.

By: ______________________

SHING MEI ENTERPRISES LIMITED

By: ______________________

Agreed as to Sections 8 and 9 only:

______________________ Steven White

SHAREHOLDER SIGNATURE PAGE TO
SHING MEI/ACHERON SECURITIES EXCHANGE AGREEMENT

BRIDGE INVESTOR SIGNATURE PAGE TO SHING MEI/ACHERON SECURITIES EXCHANGE AGREEMENT

Professional Offshore Opportunity Fund LTD 1400 Old Country Road, Suite 206 Westbury, New York 11590	**Accepted By:** ____________ Title: ____________ Signature: ____________
Ancora Greater China Fund, L.P. One Chagrin Highlands 2000 Auburn Dr. #300 Cleveland, OH 44122	**Accepted By:** ____________ Title: ____________ Signature: ____________
Xuguang Sun 1719 International Trade Centre 11-19 Sha Tsui Road, Tsuen Wan, N.T. Hong Kong The Peoples Republic of China	**Accepted By:** ____________ Title: ____________ Signature: ____________
Growth Ventures, Inc. Pension Plan & Trust 14 Red Tail Drive Highlands Ranch, CO 80126	**Accepted By:** ____________ Title: ____________ Signature: ____________
Jeffrey A. Grossman 87 Zukor Road New City, NY 10956	**Accepted By:** ____________ Title: ____________ Signature: ____________
MGG III Properties LLC 509 South Plaza St. Franklin Lakes, NJ 07417	**Accepted By:** ____________ Title: ____________ Signature: ____________
Manilal Patel 101 Route 106 Muttontown, NY 11753	**Accepted By:** ____________ Title: ____________ Signature: ____________
Strategic Alliance Fund, L.P. 14 Wall Street,20th Fl. New York, NY 10005	**Accepted By:** ____________ Title: ____________ Signature: ____________
Strategic Alliance Fund II, L.P. 14 Wall Street, 20th Fl, New York, NY 10005	**Accepted By:** ____________ Title: ____________ Signature: ____________
John Tammaro 456 Arthur Kill Road Staten Island, NY 10308	**Accepted By:** ____________ Title: ____________ Signature: ____________

Schedule I

Name	Shares
Shen Yu-Ping (Agatha Shen)	15,000,000
Chang Chia-Hsiang (Peter Chang)	1,000,000

(Deposited into escrow and released to Mr. Chang upon meeting certain performance conditions)

Schedule II

Name	Shares*	Warrants
Professional Offshore Opportunity Fund LTD 1400 Old Country Road, Suite 206 Westbury, New York 11590	3,045,000	1,500,000
Ancora Greater China Fund, L.P. One Chagrin Highlands 2000 Auburn Dr. #300 Cleveland, OH 44122	507,500	250,000
Xuguang Sun 1719 International Trade Centre 11-19 Sha Tsui Road,Tsuen Wan, N.T. Hong Kong, The Peoples Republic of China	274,050	135,000
Strategic Alliance Fund II, L.P. Attn: John Leo 14 Wall Street, 20th Fl, New York NY 10005	203,000	100,000
GrowthVentures, Inc.Pension Plan & Trust 14 Red Tail Drive, Highlands Ranch CO 80126	203,000	100,000
Strategic Alliance Fund, L.P. Attn: John Leo 14 Wall Street, 20th Fl, New York NY 10005	152,250	75,000
Jeffrey A. Grossman 87 Zukor Road, New City NY 10956	101,500	50,000
Manilal Patel 101 Route 106, Muttontown NY 11753	50,750	25,000
MGG III Properties LLC 509 South Plaza St., Franklin Lakes NJ 07417	20,300	10,000
John Tammaro 456 Arthurkill Road, Staten Island NY 10308	10,150	5,000
Investor Total	**4,567,500**	**2,250,000**
Primary Capital LLC	**444,444**	450,000

* For each, includes shares in payment of outstanding principal plus accrued and unpaid interest at the annual rate of 10% for 54 days. Shares are being issued at the conversion rate of $0.50 per share.

Schedule III

Acheron's shares to be included in Registration Statement:

	Number of Shares
1st Orion Corp	200,000 shares
David B. Lockton	6,000
Peter Poland	2,000
George Raney	18,000
Steven L. White pursuant to exchange agreement)	up to 187,178 (or whatever the balance of shares not canceled

Exhibit A

Accredited investors

A Person who meets any one of the following tests is an accredited investor:

(a) The Person is an individual who has a net worth, or joint net worth with the Person's spouse, of at least $1,000,000.

(b) The Person is an individual who had individual income of more than $200,000 (or $300,000 jointly with the Person's spouse) for the past two years, and the Person has a reasonable expectation of having income of at least $200,000 (or $300,000 jointly with the Person's spouse) for the current year.

(c) The Person is an officer or director of the Company.

(d) The Person is a bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

(e) The Person is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

(f) The Person is an insurance company as defined in section 2(13) of the Securities Act.

(g) The Person is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

(h) The Person is a small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

(i) The Person is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(j) The Person is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

(k) The Person is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not

formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(l) The Person is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Commission under the Securities Act.

(m) The Person is an entity in which all of the equity owners are accredited investors (i.e., all of the equity owners meet one of the tests for an accredited investor).

If an individual Person qualifies as an accredited investor, such individual may purchase the Shares in the name of his or her individual retirement account ("IRA").